U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

____________________________________________________________________________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 19, 2006

AMERICAN SECURITY RESOURCES CORPORATION

(Formerly Kahuna Network Security Inc.)

(Formerly Computer Automation Systems, Inc.)

(Exact Name of Registrant as Specified in Charter)

Nevada

(State or Other Jurisdiction of

Incorporation or Organization)

000-27419	75-2749166
(Commission File Number)	(I.R.S. Employer Identification No.)

9601 Katy Freeway, Suite 220

Houston, Texas, 77024

(Address of principal executive offices including zip code)

713-465-1001

(Registrant’s telephone number, including area code)

SECTION 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

On the 19th day July, 2006 Frank R Neukomm acquired beneficial ownership of 9,4894 as compensation shares of American Security Resources Corp. Common Stock. Following this transaction Frank Neukomm is the direct owner of 3,977,270 shares of Common Stock.

On the 19th day July, 2006 Robert C Farr acquired beneficial ownership of 121,277 as compensation shares of American Security Resources Corp. Common Stock. Following this transaction Robert Farr is the direct owner of 629,706 shares of Common Stock.

On the 19th day July, 2006 Edward L Davis acquired beneficial ownership of 82,979 as compensation shares of American Security Resources Corp. Common Stock. Following this transaction Edward Davis is the direct owner of 7,623,312 shares of Common Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SECURITY RESOURCES CORPORATION

DATE:	July 21, 2006